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                                  January 4, 1999


First Merchants Corporation
200 East Jackson Street
Muncie, Indiana  47305

Gentlemen:

     You have requested our opinion in connection with the proposed public offering by First Merchants Corporation, an Indiana corporation (the "Company"), of up to 810,658 shares of common stock ("Shares") covered by a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on or about January 4, 1999.

     In connection with your request to us, we have been provided with the following:

     1.   The Articles of Incorporation and By-Laws of the Company;

     2.   The minute book of the Company; and

     3. A certificate from the Indiana Secretary of State certifying that the Company is a corporation duly organized and existing under and by virtue of the laws of the State of Indiana.

     For purpose of this opinion, we have examined the above documents and have relied upon them as to matters of fact. We have not independently checked to verify the accuracy or completeness of the information set forth or certified in such documents.

     Based solely upon the foregoing documents and examination, and subject to the foregoing limitations and qualifications, we are of the opinion that:

     1. As of this date, the Company is a duly organized and existing corporation under the laws of the State of Indiana with the corporate power and authority to conduct its business as described in the Registration Statement; and

     2. The Shares, when issued as contemplated by the Registration Statement in exchange for payment therefor, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and Proxy Statement-Prospectus forming a part thereof under the caption "Legal Opinions." By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              BINGHAM SUMMERS WELSH & SPILMAN

                              Ex. 5-1